Date:       July 29, 1994
                                             ----------------------------

     Robert C. Jaudes (as President of Laclede Gas Company), and Robert
J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Missouri Natural Gas Division of Laclede Gas Company Dual Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.






































             AMENDMENTS TO THE MISSOURI NATURAL GAS DIVISION
               OF LACLEDE GAS COMPANY DUAL SAVINGS PLAN


The following amendments are effective November 1, 1989:


1. The fourth unnumbered paragraph of subsection (a) of Section VII is amended in its entirety as follows:

"The hardship withdrawal application shall include a signed statement of the facts demonstrating financial hardship and any other facts or documents required by the Committee and shall specify which investment fund or funds are to be charged with the withdrawal. If the Participant is married, the application must be signed by both the Participant and his/her spouse; the spouse's consent must acknowledge the effect of the request for hardship withdrawal; and the spouse's consent must be witnessed by a Plan representative or a notary public. The spousal consent shall not be required if the Participant provides the Plan Administrator with satisfactory evidence that such consent cannot be obtained because he/she does not have a spouse; the spouse cannot be located; or such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse shall be effective only with respect to such spouse. For the purpose of determining whether the hardship withdrawal is necessary to satisfy a financial need of a Participant, the Committee may reasonably rely on the Participant's representation that the need cannot be fully relieved by:"


2. The first paragraph of subsection (b) of Section VII is amended in its entirety as follows:

"(b) Withdrawal from Post-Tax Deposit Account. A Participant may withdraw any portion of his Post-Tax Deposit Account at any time by giving written notice to the Committee. Within thirty (30) days after receipt of such notice, the Committee shall direct the Trustee to make the appropriate distribution. A request for withdrawal must be signed by the Participant and his/her spouse; the spouse's consent must acknowledge the effect of the request for withdrawal; and the spouse's consent must be witnessed by a Plan representative or a notary public. The spousal consent shall not be required if the Participant provides the Committee with satisfactory evidence that such consent cannot be obtained because he/she does not have a spouse; the spouse cannot be located; or such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse shall be effective only with respect to such spouse."
















3. The last paragraph of subsection (d) of Section VII is amended in its entirety as follows:

"In the case of withdrawals under subparagraphs (1) and (3) of this paragraph (d), the Committee shall direct the Trustee to make appropriate distribution within thirty (30) days of the receipt of such notice. In the case of withdrawals under subparagraph (2)of this paragraph (d), the Committee shall direct the Trustee to make the appropriate distribution within thirty (30) days after receipt of such notice, or, if the Committee shall request proof of financial need, within thirty (30) days after a determination that financial need exists. The written notice requesting the withdrawal must be signed by the Participant and his/her spouse; the spouse's consent must acknowledge the effect of the request for withdrawal; and the spouse's consent must be witnessed by a Plan representative or a notary public. The spousal consent shall not be required if the Participant provides the Committee with satisfactory evidence that such consent cannot be obtained because he/she does not have a spouse; the spouse cannot be located; or such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse shall be effective only with respect to such spouse."


4.  Subsection (e) of Section VIII is amended in its entirety as follows:

"(e) Time of Distribution. A Participant must give written notice to the Committee requesting distribution. Within thirty (30) days after the event which shall require distribution under this Section VIII, the Committee shall direct the Trustee to make the appropriate distribution. A request for distribution must be signed by the Participant and his/her spouse; the spouse's consent must acknowledge the effect of the request for distribution; and the spouse's consent must be witnessed by a Plan representative or a notary public. The spousal consent shall not be required if the Participant provides the Committee with satisfactory evidence that such consent cannot be obtained because he/she does not have a spouse; the spouse cannot be located; or such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse shall be effective only with respect to such spouse."



                                                  Robert C. Jaudes
                                          -------------------------------
                                          Title:  President and Chief
                                                  Executive Officer


                                                  Robert J. Carroll
                                          -------------------------------
                                          Title:  Senior Vice President -
                                                  Finance











                                       Date:       July 29, 1994
                                              --------------------------


     Robert C. Jaudes (as President of Laclede Gas Company), and Robert
J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Missouri Natural Gas Division of Laclede Gas Company Dual Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.







































                      AMENDMENT TO THE MISSOURI NATURAL GAS
               DIVISION OF LACLEDE GAS COMPANY SAVINGS PLAN

Effective January 1, 1985, paragraph (g) of Section VIII is replaced in its entirety, as follows:

"(g) Required Distribution. Distribution to a Participant, as required by and in accordance with Code Section 401(a)(9) and regulations thereunder, will be made not later than April 1 following the end of the calendar year in which the Participant attained age seventy and
      one-half (70-1/2), if the Participant is then an Employee.   For
      purposes of the required distributions, the Participant may elect to receive a total distribution of the Participant's Account, or the minimum distribution which is required. The first such distribution will be for the distribution year which is the calendar year in which the Participant attained age seventy and one-half (70-1/2). If the Participant elects the minimum required distribution, it will be based upon the value of the Participant's Account at December 31 of the calendar year preceding the distribution year, divided by remaining life expectancy. Life expectancy will be calculated using the Participant's age at December 31 of the distribution year; life expectancies for a Participant with a designated beneficiary will be based on the Participant's and beneficiary's ages at December 31 of the distribution year. (If there is more than one designated beneficiary, the remaining life expectancy of the designated beneficiary with the shortest life expectancy will be used.) Each year thereafter, the Participant's (or the Participant's and designated beneficiary's) life expectancy (or life expectancies) shall be reduced by one year. The Participant must specify the investment fund or funds from which the minimum distributions shall be withdrawn. Subsequent distributions will be made at least annually thereafter, by December 31 and will be for the calendar year which ended on the prior December 31. If the Participant dies after the Participant has attained age seventy and one-half (70-1/2), but before all of the Participant's Account has been distributed, then the remainder of the Participant's Account shall be distributed to the Participant's designated beneficiary not later than sixty (60) days after the date of the Participant's death. Mandatory distributions under this paragraph (g) will comply with the distribution requirements, including the minimum distribution incidental benefit requirements, as provided under Code Section 401(a)(9). If any provision of this Plan conflicts with such distribution requirements, then the Code Section 401(a)(9) distribution requirements will govern."



                                                  Robert C. Jaudes
                                          -------------------------------
                                          Title:  President and Chief
                                                  Executive Officer


                                                  Robert J. Carroll
                                          -------------------------------
                                          Title:  Senior Vice President -
                                                  Finance



                                    83